EXHIBIT 10.28

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of February 25, 2021, by and between RREEF AMERICA REIT II CORP. PPP, a Maryland corporation (“Landlord”) and REPARE THERAPEUTICS USA, INC, a Delaware corporation (“Tenant”).

Recitals:

(a)
Landlord and Tenant are parties to that certain Lease, dated for reference July 13, 2021 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 11,312 square feet at the building commonly known as 101 Main Street, Cambridge, Massachusetts.
(b)
Tenant is in possession of the Premises and the Term of the Lease has commenced.
(c)
Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.
The actual Commencement Date is December 10, 2021.
2.
The actual Rent Commencement Date is January 10, 2022.
3.
The actual Termination Date is January 31, 2025.
4.
The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

Time Period	Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
1/10/2022-1/31/2023	11,312	$93.00	$1,052,016.00	$87,668.00
2/1/2023-1/31/2024	11,312	$94.86	$1,073,056.32	$89,421.36
2/1/2024-1/31/2025	11,312	$96.76	$1,094,549.12	$91,212.43
5.
Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

	LANDLORD:		TENANT:
	RREEF AMERICA REIT II CORP. PPP, a Maryland corporation		REPARE THERAPEUTICS USA, INC, a Delaware corporation
By:	/s/ David F Crane	By:	/s/ Lloyd Segal
Name:	David F Crane	Name:	Lloyd Segal
Title:	Vice President	Title:	President & CEO

By:	/s/ Gerald F/ Ianetta
Name:	Gerald F. Ianetta
Title:	Vice President